EXHIBIT 15.2

[Letterhead of Zhong Lun Law Firm]

March 27, 2015

The9 Limited

Building No. 3, 690 Bibo Road

Zhangjiang Hi-tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings of “Government Regulations” and “Arrangements with Affiliated PRC Entities” in The9 Limited’s Annual Report on Form 20-F for year ended December 31, 2014, which will be filed with the Securities and Exchange Commission in the month of March 2015.

Yours faithfully,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm